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                                                                       EXHIBIT U

                                SECURED GUARANTY

                    In consideration of Octagon Capital Canada Corporation (the "Lender") making loans to Simmonds Capital Limited (the "Borrower") pursuant to a Loan Agreement between the Lender and the Borrower and a Debenture of the Borrower in favour of the Lender, each dated as of the date hereof (together the "Loan Documents"), the undersigned Midland International Corporation hereby unconditionally guarantees due payment, performance and fulfilment to the Lender of all liabilities, obligations and undertakings of the Borrower to the Lender under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or acquired, sole, joint or several, and whether consisting of obligations to pay money or to perform the Borrower's obligations to the Lender ("Obligations").

                    This agreement shall operate as a continuing and absolute guaranty and shall remain in full force and effect until receipt by the Lender of written notice of the revocation of this guaranty. Such notice shall not affect any obligations of the undersigned existing at the time such notice is received, and, if after any such revocation, death or incapacity (if the undersigned is an individual), but prior to the Lender's receipt of such notice thereof, the Lender grants any loan or extension to, or accepts any assignment of indebtedness of, the Borrower or takes other action in reliance upon its guaranty, the undersigned hereby agrees to indemnify the Lender against and save it harmless from all loss, cost, liability and expense which it may incur or suffer by reason of such action.

                    Notice of the acceptance of this guaranty and notices of transactions entered into in reliance hereon are hereby waived. The undersigned consents to any renewal, extension or postponement of the time of payment of any of the Obligations or to any other forbearance or indulgence with respect thereto and consents to any substitution, exchange, modification or release of any security therefor or the release of any other person primarily or secondarily liable on any of the Obligations whether or not notice thereof shall be given to the undersigned, and agrees to the provisions of any instrument, security or other writing evidencing or securing any of the Obligations, and the enforcement hereof shall not be affected by the delay, neglect or failure of the Lender to take any action with respect to any security, right, obligation, endorsement, guaranty or other means of collecting the Obligations which it may at any time hold, including perfection or enforcement thereof, or by any change with respect to the Borrower in the form or manner of doing business, whether by incorporation, consolidation, merger, partnership formation or change in membership, or otherwise, it being hereby agreed that the undersigned shall be and remain bound upon this guaranty irrespective of any action, delay or omission by the Lender in dealing with the Borrower, any of the Obligations, any collateral therefor or any person at any time liable with respect thereto.

                    On any default or failure to pay or perform by the Borrower, the liability of the undersigned hereunder shall be effective immediately and the undersigned waives all requirements of notice, demand, presentment or protest and any right which the undersigned might otherwise have to require the Lender first to proceed against the Borrower or against any
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other guarantor or any other person or first to realize on any security held by it before proceeding against the undersigned for the enforcement of this guaranty. The undersigned shall not assert any right arising from payment or other performance hereunder, whether by set-off or counterclaim, or claim of indemnity or reimbursement, or otherwise, until the undersigned's liability hereunder shall have been discharged in full and all of the Obligations shall have been fulfilled.

                    This Guaranty of the Obligations of the Borrower to the Lender shall be secured by the Collateral, as defined in the Security Agreement of even date herewith between the undersigned and the Lender.

                    The undersigned guarantees to the Lender the payment of any and all expenses paid or incurred by the Lender (including reasonable attorney's fees) in connection with the collection of all sums and the Obligations guaranteed hereunder, whether such collection be from the Borrower or from the undersigned.

                    If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any amounts included in the Obligations shall have become irrecoverable from the Borrower by operation of law or for any other reason, or if any security or other guaranty shall be found invalid, the undersigned shall nonetheless be and remain bound upon this guaranty.

                    Any deposits or other sums at any time credited by or due from the Lender to the undersigned, and any securities or other property of the undersigned at any time held by the Lender may at all times be held and treated as security for all obligations of the undersigned hereunder. Regardless of the adequacy of security the Lender may apply or set off such deposits or other sums against such obligations at any time.

                    This instrument, and all rights and remedies of the parties, shall be determined as to their validity, construction, effect and enforcement, and in all other respects of the same or different nature, by the laws of the State of Missouri, United States of America. No provision of this guaranty may be amended or waived except in writing signed by the Lender.

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                    This guaranty is intended to take effect as a sealed
instrument, shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the undersigned and legal representatives, successors and assigns of the undersigned.

                                           GUARANTOR:

                                           /s/ David C. O'Kell
                                           -------------------------------------

Dated:  April 11, 1996                     By:      David C. O'Kell
        --------                                    ----------------------------

                                           Title:   Director
                                                    ----------------------------

WITNESS:                                   Address:  718 Kingfisher Drive
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/s/ Dinah Nault                                      Pickering
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